UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2005 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

4600 Nathan Lane North

Plymouth, Minnesota 55442

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 29, 2005, the non-employee director subcommittee of the Compensation Committee of ev3 Inc. approved restricted stock grants to certain members of ev3’s senior management team for that number of shares of ev3 common stock as indicated in the table below set forth opposite such officer’s name and title.  The stock grants were granted under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan and pursuant to the terms of a stock grant certificate, in substantially the form of Exhibit 10.1 attached to this report, which form is incorporated herein by this reference.  Each of the stock grants will vest and become non-forfeitable with respect to 25% of the shares underlying such stock grant on November 25, 2006, an additional 25% of the shares underlying such stock grant on November 25, 2007, an additional 25% of the shares underlying such stock grant on November 25, 2008 and the remaining shares underlying such stock grant on November 25, 2009.

Name	Title	Shares Underlying Stock Grant
James M. Corbett	President and Chief Executive Officer	100,000
Stacy Enxing Seng	President, Cardio Peripheral Division	35,000
L. Cecily Hines	Vice President, Secretary and Chief Legal Officer	20,000
Jeffrey J. Peters	Vice President Research and Development, Cardio Peripheral Division and Chief Technology Officer	20,000
Gregory Morrison	Vice President, Human Resources	10,000

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
10.1	Form of Stock Grant Certificate under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan (filed herewith electronically).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005	ev3 Inc.

	By:	/s/ L. Cecily Hines
Name: L. Cecily Hines
Title: Vice President, Secretary and Chief Legal Officer

ev3 Inc.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Form of Stock Grant Certificate under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan	Filed herewith electronically